                                  EXHIBIT 5
                                  ---------

                       Opinion of Baker & Hostetler LLP

                              BAKER & HOSTETLER LLP
                            3200 National City Center
                              1900 East 9th Street
                            Cleveland, OH 44114-3485



                                   May 1, 1998




The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio  44143

     Re:  The Progressive Corporation 1998 Directors' Stock Option Plan (the
          ------------------------------------------------------------------
          "Plan")
          -------

Gentlemen:

          We have acted as counsel to The Progressive Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended, relating to the offering of up to 200,000 Common Shares, without par value (the "Common Shares"), of the Company pursuant to the Plan.

          In connection with the foregoing, we have examined: (a) the Amended Articles of Incorporation of the Company, as amended, (b) the Code of Regulations of the Company, (c) the Plan, and (d) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

          Based on such examination, we are of the opinion that the Common Shares available for issuance under the Plan, when issued and sold pursuant to the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                   Sincerely,


                                   /s/ Baker & Hostetler LLP
                                   Baker & Hostetler LLP